EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Company Contact
Ms. Jean M. Nelson
Executive Vice-President and Chief Financial Officer
817-831-5030
VIRBAC CORPORATION ANNOUNCES 2004 EARNINGS RESULTS AND THE
FILING OF ITS 2004 ANNUAL REPORT ON FORM 10-K
Fort Worth, Texas, August 30, 2005 — Virbac Corporation (PK: VBAC), a leading provider of veterinary products, today announced that it has filed its 2004 Annual Report on Form10-K. Virbac reported net income of $1.5 million on revenues of $77.1 million in 2004 as compared to a loss of $5.0 million on revenues of $67.1 million in 2003. Diluted earnings per share were $0.06 for 2004 as compared to a loss per share of $0.23 for 2003. The increase in revenues is mainly attributable to the King and Delmarva product portfolio acquisitions made by Virbac in late 2003. These product portfolios have also contributed to higher overall gross profit margins.
Virbac was delayed in filing its 2004 Annual Report on Form 10-K as a result of the restatement of certain of its historical financial statements and the delay in filing of its 2003 Annual Report on Form 10-K. Virbac filed its 2003 Annual Report on Form 10-K with the United States Securities and Exchange Commission (“SEC”), which included its restated audited financial statements for each of the years 2001 and 2002 and its audited financial results for 2003, on April 29, 2005.
“We are very pleased with our progress in 2004,” said Jean Nelson, Executive Vice-President and Chief Financial Officer. “Our business operations have remained focused during a challenging period and we appreciate the support of all of our employees in this effort. We will continue to work expeditiously toward the completion of all of our delinquent SEC filings, including our quarterly results for 2005, and currently expect to be complete with this process within the next few months,” continued Nelson. “We are nearing final resolution on many of the accounting related issues faced by the Company. These issues are described in more detail in our 2004 Form 10-K. We are optimistic that these issues will be fully resolved shortly, allowing us to devote our full attention to our ongoing business operations.”
As more fully described in Virbac’s 2004 Annual Report on Form 10-K, Virbac’s operating expenses have been unusually high as a result of the restatement and associated audits of Virbac’s historical financial statements, the SEC investigation and the shareholder lawsuits. Operating results for 2004 and 2003 include $5.1 million and $1.3 million, respectively, of costs related to these issues. Virbac expects that these elevated expenses will subside substantially in the second half of 2005, as the Company has completed the restatement of its historical financial statements and reached a settlement agreement in principle with both the SEC in regards to their investigation and the plaintiffs in the shareholder class action lawsuit. Additionally, the Company has recently successfully renegotiated and extended its revolving credit facility with its lenders and executed an extension of its borrowings with VBSA, its majority shareholder.
“2004 was a challenging year for Virbac,” said Dr. Erik Martinez, President and Chief Executive Officer. “The strength of Virbac’s business and product offerings is evident in our ability to deliver strong operating results during a challenging period. We look forward to the completion of our financial reporting requirements so we are able to reinitiate more regular communication with our shareholders,” continued Dr. Martinez. “We are very optimistic about our future and also look forward to resuming a greater rate of investment in the future growth of our business through increased expenditures in both research and development and sales and marketing activities.”
A complete copy of Virbac’s 2003 and 2004 Annual Reports on Form 10-K are available on the Company’s web site at www.virbaccorp.com and www.sec.gov.
About Virbac Corporation:
Virbac Corporation, located in Fort Worth, Texas, markets leading veterinary products under the brand names of Soloxine®, C.E.T.® Home Dental Care, the Allerderm line of dermatology products, IVERHART™ PLUS Flavored Chewables, and Preventic®. For more information on Virbac and its products, please visit www.virbaccorp.com.
Forward - Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to a number of risks and uncertainties. These forward-looking statements are often characterized by the terms “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning and do not reflect historical facts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. In addition, factors that could affect the business and financial results of the Company include, but are not limited to, the following: the results of research and development activities; decisions by regulatory authorities, including the U.S. Food and Drug Administration and the Environmental Protection Agency, regarding whether and when to approve our drug applications as well as their decisions regarding labeling and other matters that could affect the commercial potential of our products; trade buying patterns; the ability to meet generic and branded competition after the loss of patent protection for our products; changes or trends in veterinary medicine that affect the rate of use of the Company’s products by veterinarians; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement related to product liability, patent protection, governmental investigations, and other legal proceedings; the Company’s ability to protect its patents and other intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations, including tax obligations; any changes in business, political, and economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas; and uncertainties regarding our ability to comply with financial and other covenants required under our credit agreement. A further list and description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

VIRBAC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended December 31,
	2004	2003
Revenues	$77,115	$67,077
Cost of goods sold	43,251	41,424

Gross profit	33,864	25,653

Operating expenses:
Sales and marketing	13,456	14,459
General and administrative	11,248	8,285
Research and development	3,275	4,947
Warehouse and distribution	2,326	2,250

Total operating expenses	30,305	29,941

Income (loss) from operations	3,559	(4,288)

Interest expense	(1,550)	(637)
Other income	32	5

Income (loss) before income taxes	2,041	(4,920)
Provision for income taxes	(570)	(84)

Net income (loss)	$1,471	$(5,004)

Basic income (loss) per share	$0.07	$(0.23)

Basic shares outstanding	22,291	22,234

Diluted income (loss) per share	$0.06	$(0.23)

Diluted shares outstanding	22,763	22,234

*****

VIRBAC CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands except share data)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$3,717	$4
Accounts receivable	6,269	7,105
Accounts receivable — Virbac S.A. and subsidiaries	419	314
Inventories	10,941	13,178
Inventories on consignment	—	2,173
Prepaid expenses	1,375	2,109
Other current assets	480	950

Total current assets	23,201	25,833

Property, plant and equipment, net	12,377	12,498
Goodwill, net	5,006	5,571
Intangibles and other assets, net	20,472	21,243

Total assets	$61,056	$65,145

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving line of credit and note payable	$13,004	$25,357
Checks outstanding	1,403	2,107
Accounts payable — trade	2,845	3,697
Accounts payable — Virbac S.A. and subsidiaries	537	446
Sales related and product replacement reserves	2,236	2,602
Accrued expenses	5,863	5,475

Total current liabilities	25,888	39,684

Note payable	3	7
Notes payable — Virbac S. A.	9,000	—
Unearned product license fees	6,299	7,136
Liability related to contingent consideration	2,173	2,173

Total liabilities	43,363	49,000

Shareholders’ equity:
Preferred Stock - 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock ($.01 par value; 38,000,000 shares authorized; 22,312,906 and 22,256,906 issued and outstanding in 2004 and 2003, respectively)	223	223
Additional paid-in capital	35,003	34,926
Accumulated deficit	(17,533)	(19,004)

Total shareholders’ equity	17,693	16,145

Total liabilities and shareholders’ equity	$61,056	$65,145